                                                                   Exhibit 3.2




                          AMENDED AND RESTATED BY-LAWS

                                       of

                         TRAVELCENTERS OF AMERICA, INC.
                            (A Delaware Corporation)

                            ------------------------

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

             As used in these By-laws, unless the context otherwise requires, the term:

         1.1 "Assistant Secretary" means an Assistant Secretary of the Corporation.

         1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

         1.3 "Board" means the Board of Directors of the Corporation.

         1.4 "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions are authorized by law to close in the City of New York.

         1.5 "By-laws" means these by-laws of the Corporation, as amended from time to time.

         1.6 "Certificate of Incorporation" means the certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

         1.7 "Chairman" means the Chairman of the Board of Directors of the Corporation.

         1.8 "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

         1.9 "Chief Financial Officer" means the Chief Financial Officer of the Corporation.

         1.10 "Corporation" means TravelCenters of America, Inc.

         1.11 "Directors" means Directors of the Corporation.

         1.12 "Entire Board" means the total number of Directors that the Corporation would have if there were no vacancies.

         1.13 "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

         1.14 "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

         1.15 "President" means the President of the Corporation.

         1.16 "Secretary" means the Secretary of the Corporation.

         1.17 "Stockholders" means stockholders of the Corporation.

         1.18 "Vice President" means a Vice President of the Corporation.

                                    ARTICLE 2

                                  STOCKHOLDERS
                                  ------------

         2.1 PLACE OF MEETINGS. Every meeting of stockholders shall be held at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

         2.2 ANNUAL MEETING. A meeting of stockholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such business day as may be determined by the Board and designated in the notice of meeting.

         2.3 OTHER SPECIAL MEETINGS. A special meeting of stockholders, unless otherwise prescribed by statute, may be called at any time by the Board, the Chairman of the Board, the

Chief Executive Officer, or the Secretary. At any special meeting of stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to
Section 2.5 hereof or in any waiver of notice thereof given pursuant to Section
2.6 hereof.

         2.4 FIXING RECORD DATE. For the purpose of (a) determining the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to express consent to corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall (x) in the case of clause (a)(i) above, not be more than 60 nor less than 10 days before the date of such meeting, (y) in the case of clause (a)(ii) above, not be more than 10 days after the date upon which the resolution fixing the record date was adopted by the Board and (z) in the case of clause (a)(iii) or (b) above, not be more than 60 days prior to such action. If no such record date is fixed:

                  2.4.1 the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                  2.4.2 the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is required under the General Corporation Law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the

         Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and when prior action by the Board is required under the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and

                  2.4.3 the record date for determining stockholders for any purpose other than those specified in Sections 2.4.1 and 2.4.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting. Delivery made to the Corporation's registered office in accordance with Section 2.4.2 shall be by hand or by certified or registered mail, return receipt requested.

         2.5 NOTICE OF MEETINGS OF STOCKHOLDERS. Except as otherwise provided in Sections 2.4 and 2.6 hereof, whenever under the provisions of any statute, the Certificate of Incorporation or these By-laws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by any statute, the Certificate of Incorporation or these By-laws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.6 WAIVERS OF NOTICE. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the stockholder or stockholders entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting (and so objects), to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

         2.7 LIST OF STOCKHOLDERS. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, the stockholder's agent, or attorney, at the stockholder's expense, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder (or agent or attorney of a stockholder) who is present. The Corporation shall maintain the stockholder list in written form or in another form capable of conversion into written form within a reasonable time. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         2.8 QUORUM OF STOCKHOLDERS; ADJOURNMENT. Except as otherwise provided by any statute, the Certificate of Incorporation or these By-laws, the holders of a majority of all outstanding shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting; PROVIDED, HOWEVER, that in respect of any matter on which stockholders vote by class, a quorum shall exist as to such matter if and only if a majority of the outstanding shares of the class or classes of stock entitled to vote as a class thereon is present in person or represented by proxy. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; PROVIDED, HOWEVER, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         2.9 VOTING; PROXIES. Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his or her name on the record of stockholders determined in accordance with Section 2.4 hereof. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock or votes with respect to stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. At any meeting of stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum

                                                                               8
is present when the vote is taken. All elections of Directors shall be by written ballot. In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or the stockholder's proxy and shall state the number of shares voted. On all other questions, the voting may be VIVA VOCE. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

         2.10 VOTING PROCEDURES AND INSPECTORS OF ELECTION AT MEETINGS OF STOCKHOLDERS. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint, and on the request of any stockholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

         2.11 ORGANIZATION. At each meeting of stockholders, the Chairman, or in the absence of the Chairman the Chief Executive Officer, or in the absence of the Chief Executive Officer the President, or in the absence of the President a Vice President and in case more than one Vice President shall be present, then a Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. The Secretary, or in his or her absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

         2.12 ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

         2.13 WRITTEN CONSENT OF STOCKHOLDERS WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this
Section 2.13, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                    ARTICLE 3

                                    DIRECTORS
                                    ---------

         3.1 GENERAL POWERS. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws, the Board may exercise all powers and perform all acts that are not required, by these By-laws or the Certificate of Incorporation or by statute, to be exercised and performed by the stockholders.

         3.2 NUMBER; QUALIFICATION; TERM OF OFFICE. The number of Directors shall be fixed from time to time by action of the Board. Directors need not be stockholders and shall hold office until a successor is elected and qualified or until the Director's death, resignation or removal.

         3.3 ELECTION. Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

         3.4 NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Vacancies on the Board that arise for any reason, including vacancies resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the entire Board, although less than quorum, or by a sole remaining Director, and the Director(s) so chosen shall hold office for a term expiring the next following annual meeting of Stockholders, or, in each case until their respective successors are duly elected and qualify, or until the respective Directors' earlier death, resignation or removal.

         3.5 RESIGNATION. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

         3.6 REMOVAL. Any one or more (or all) of the Directors may be removed, at any time, by the stockholders having at least a majority in voting power eligible to elect Directors in accordance with the Certificate of Incorporation.

         3.7 TIMES AND PLACES OF MEETINGS. The Board may hold meetings, both regular and special, either within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

         3.8 ANNUAL MEETINGS. On the day when and at the place where the annual meeting of stockholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.10 hereof for special meetings of the Board or in a waiver of notice thereof.

         3.9 REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

         3.10 SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman, the Chief Executive Officer or the Secretary or by any two or more Directors then serving on at least two Business Days' notice to each Director given by one of the means specified in Section 3.13 hereof. Special meetings shall be called by the Chairman, Chief Executive Officer or Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving.

         3.11 TELEPHONE MEETINGS. Any Director or member of any committee designated by the Board may participate, at his or her election, in any meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 3.11 shall constitute presence in person at such meeting. Each regular or special meeting of the Board or any committee thereof shall have adequate conference telephone or similar communications equipment available to allow any Directors or committee members who choose to participate by telephone to do so in accordance with this Section 3.11.

         3.12 ADJOURNED MEETINGS. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least two Business Days' notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment shall be given by one of the means specified in Section 3.13 hereof. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

         3.13 NOTICE PROCEDURE. Subject to Sections 3.10 and 3.16 hereof, whenever, under the provisions of any statute, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by hand delivery, or by telegram, telex, telecopy or similar means addressed to such Director at such Director's address as it appears on the records of the Corporation.

         3.14 WAIVER OF NOTICE. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

         3.15 ORGANIZATION. At each meeting of the Board, the Chairman, or in the absence of the Chairman the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

         3.16 QUORUM OF DIRECTORS. The presence in person of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of a smaller number may adjourn any such meeting to a later date.

         3.17 ACTION BY MAJORITY VOTE. Except as otherwise expressly required by statute, the Certificate of Incorporation or the By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

         3.18 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                    ARTICLE 4

                             COMMITTEES OF THE BOARD
                             -----------------------

                  The Board may, by resolution passed by a vote of the entire Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee to replace absent or disqualified members at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board passed as aforesaid, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders any action or matter expressly required by the GCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.

                                    ARTICLE 5

                                    OFFICERS
                                    --------

         5.1 POSITIONS. The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and such other officers as the Board may appoint, including one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Senior Vice Presidents or Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice

Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.

         5.2 APPOINTMENT. The officers of the Corporation shall be chosen by the Board annually or at such other time or times as the Board shall determine.

         5.3 COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

         5.4 TERM OF OFFICE. Each officer of the Corporation shall hold office until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

         5.5 FIDELITY BONDS. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

         5.6 CHAIRMAN. The Chairman shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

         5.7 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board at which the Chairman is not present. All officers shall be subject to the direction of the Chief Executive Officer. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by the Board.

         5.8 PRESIDENT. At the request of the Chief Executive Officer, or, in the Chief Executive Officer's absence, at the request of the Board, the President shall perform all of the duties of the Chief Executive Officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and the President shall perform such other duties as from time to time may be assigned to the President by the Board or by the Chief Executive Officer.

         5.9 VICE PRESIDENTS. At the request of the President, or in the President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the

Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all of the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board or by the President.

         5.10 SECRETARY. The Secretary shall attend all meetings of the Board and of the stockholders and shall record all the proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the stockholders and shall perform such other duties as may be prescribed by the Board or by the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or by the Chief Executive Officer.

         5.11 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Chief Financial Officer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board shall require the Chief Financial Officer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Chief Financial Officer of a corporation and such other duties as may from time to time be assigned to the Chief Financial Officer by the Board or the Chief Executive Officer.

         5.12 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Chief Financial Officer, respectively, or by the Board or by the Chief Executive Officer.

                                    ARTICLE 6

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
                 ----------------------------------------------

         6.1 EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

         6.2 LOANS. The Board may prospectively or retroactively authorize the Chief Executive Officer or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

         6.3 CHECKS, DRAFTS, ETC. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

         6.4 DEPOSITS. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

                                    ARTICLE 7

                               STOCK AND DIVIDENDS
                               -------------------

         7.1 CERTIFICATES REPRESENTING SHARES. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman, the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or the Chief Financial Officer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         7.2 TRANSFER OF SHARES. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

         7.3 TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

         7.4 LOST, DESTROYED, STOLEN AND MUTILATED CERTIFICATES. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

         7.5 RULES AND REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

         7.6 DIVIDENDS, SURPLUS, ETC. Subject to the provisions of the Certificate of Incorporation and of law, the Board:

                  1.10.1 may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as it, in its discretion, shall deem advisable giving due consideration to the condition of the affairs of the Corporation;

                  1.10.2 may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

                  1.10.3 may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

                                    ARTICLE 8
                                 INDEMNIFICATION

         To the fullest extent permitted by the General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                    ARTICLE 9

                                BOOKS AND RECORDS
                                -----------------

         9.1 BOOKS AND RECORDS. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

         9.2 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         9.3 INSPECTION OF BOOKS AND RECORDS. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the stockholders for inspection.

                                   ARTICLE 10

                                      SEAL
                                      ----

                  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE 11

                                   FISCAL YEAR
                                   -----------

                  The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board.

                                   ARTICLE 12

                              PROXIES AND CONSENTS
                              --------------------

                  Unless otherwise directed by the Board, the Chairman, the President, any Vice President, the Secretary or the Chief Financial Officer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity") owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.



                                   ARTICLE 13

                                   AMENDMENTS
                                   ----------

                  The Board of Directors may from time to time adopt, amend or repeal the By-laws; PROVIDED, HOWEVER, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by a vote of the Stockholders having at least a majority in voting power of the capital stock of the Corporation eligible to vote thereon under applicable law.